Exhibit 10.1

GT Biopharma, Inc.

505 Montgomery Street, 10th Floor

San Francisco, CA 94111

____________, 2025

Dear Holder:

We refer to that certain Certificate of Designation of Preferences, Rights and Limitations of Series L 10% Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 12, 2025 (the “Certificate of Designations”) by GT Biopharma, Inc., a Delaware corporation (the “Company,” “we” or “our”). All terms used but not defined herein have the meanings ascribed to them in the Certificate of Designations.

Section 10 of the Certificate of Designations provides each Holder the right to require the Company to redeem such holder’s shares of Preferred Stock upon the occurrence of a Triggering Event. We hereby request that you permanently waive any and all rights to redemption, including, but not limited to, such rights as set forth in Section 10 of the Certificate of Designations. Please countersign this letter to acknowledge your agreement to the aforementioned waiver and return it to us at your earliest convenience. The waiver contained herein (this “Waiver”) shall apply with respect to the waiver of any and all of your rights to redemption, including, but not limited to, pursuant to Section 10 of the Certificate of Designations and will not affect any other rights under the Certificate of Designations. This Waiver will not be construed as a waiver of or consent to any further or future action on the part of any party thereto that would require the waiver or consent of the other parties, or as a waiver of any other provision of the Certificate of Designations.

By your return of a countersigned copy of this letter, you (i) acknowledge and agree that the Company is empowered to do any and all things and to take any and all action which in the opinion of the Company shall be expedient or necessary in order to carry out the Waiver and (ii) hereby represent and warrant to the Company that you have the full right, power and authority to execute and deliver this Waiver.

We appreciate your assistance and thank you in advance for your prompt attention to this matter.

Sincerely,

Michael Breen
Chief Executive Officer
GT Biopharma, Inc.

The undersigned hereby agrees to this Waiver as of the date set forth below:

[Holder]

By:
Name:
Title:

Date:

(Signature page to GT Biopharma, Inc. Waiver)